UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2014 (September 11, 2014)

GASTAR EXPLORATION INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35211	38-3531640
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1331 LAMAR STREET, SUITE 650
HOUSTON, TEXAS 77010
(Address of principal executive offices)

(713) 739-1800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On September 11, 2014, Gastar Exploration Inc. (the “Company”) entered into an Indemnification Agreement with each of the following directors and/or executive officers of the Company: J. Russell Porter, Michael A. Gerlich, Michael McCown, John H. Cassels, Randolph C. Coley, Stephen A. Holditch, Robert D. Penner, Jerry R. Schuyler and John M. Selser (collectively, the “Indemnitees”). Each Indemnification Agreement, the form of which is filed as Exhibit 10.1 to this Form 8-K, clarifies and supplements indemnification provisions contained in the Company’s Amended and Restated Articles of Incorporation and generally provides that the Company shall indemnify the Indemnitees to the fullest extent permitted by applicable law against liability that may arise by reason of their service to the Company. Each Indemnification Agreement also provides for rights to advancement of expenses.

The description of the Indemnification Agreement set forth in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the form of the Indemnification Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following is a list of exhibits filed as part of this Form 8-K:

Exhibit No.        Description of Document

10.1	Form of Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2014	GASTAR EXPLORATION INC.

	By:	/s/ J. Russell Porter
J. Russell Porter
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.        Description of Document

10.1	Form of Indemnification Agreement.